UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2018

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16600 Swingley Ridge Road, Chesterfield, Missouri 63017

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Articles of Incorporation

As described in Item 5.07 below, at the annual meeting of shareholders of Reinsurance Group of America, Incorporated (the “Company”) held on May 23, 2018, upon recommendation of the Board of Directors of the Company (the “Board”), the Company’s shareholders voted to approve certain amendments to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”):

•	Article Six of the Articles of Incorporation was amended to declassify the Board and provide that beginning with the Company’s annual meeting of shareholders that is held in calendar year 2019, all directors shall be elected for terms expiring at the Company’s next annual meeting of shareholders;

•	Article Ten of the Articles of Incorporation was amended to give shareholders the right to amend the Company’s Bylaws (as defined below) with an affirmative vote of the holders of a majority of the outstanding stock entitled to vote; and

•	Article Eleven of the Articles of Incorporation was amended to eliminate the 85% supermajority voting threshold required for the shareholders to amend the Articles of Incorporation and provide that the threshold be a majority of the outstanding stock entitled to vote.

An amendment of the Articles of Incorporation reflecting these amendments was filed with the Secretary of State of the State of Missouri on May 23, 2018 and became effective on May 23, 2018.

The foregoing description of the amendments to the Articles of Incorporation does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment of Articles of Incorporation, a copy of which is filed as Exhibit 3.1 to this report and is incorporated herein by reference, and the “Corporate Governance Proposals” contained in the Company’s Proxy Statement for the annual meeting of shareholders, filed with the Securities and Exchange Commission on April 11, 2018.

Amended and Restated Bylaws

As a result of the shareholder approval of the amendments to the Articles of Incorporation, the Amended and Restated Bylaws (the “Bylaws”) of the Company, as approved by the Board, became effective as of May 23, 2018 reflecting corresponding changes to the Bylaws:

•	Article Three of the Bylaws was amended to declassify the Board and provide that all directors elected to fill vacancies in the Board shall be elected for terms expiring at the Company’s next annual meeting of shareholders held immediately following such persons being elected to fill the vacancies; and

•	Article Ten of the Bylaws was amended to allow the Bylaws to be altered, amended or repealed and new Bylaws to be adopted, by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote.

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.2 to this report and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of the Company (the “Annual Meeting”) was held on May 23, 2018. The number of shares of common stock of the Company represented at the Annual Meeting, in person or proxy, was 57,889,343 shares, or approximately 89.73% of the outstanding voting shares of the Company. At the Annual Meeting, the Company’s shareholders were asked to vote on the election of three directors and the five other proposals described below, and the votes were cast as follows:

1.     Election of the following directors for terms expiring in 2021 or until their respective successors are elected and qualified:

	For	Against	Abstain	Broker Non-Votes
Patricia L. Guinn	55,461,732	529,493	17,398	1,880,720
Frederick J. Sievert	55,325,692	665,479	17,452	1,880,720
Stanley B. Tulin	55,517,332	474,113	17,178	1,880,720

2.    Advisory vote to approve the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
55,077,471	889,809	41,343	1,880,720

3.    Approval of an amendment to the Company’s Articles of Incorporation to give shareholders the ability to amend the Company’s Bylaws with an affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote, which required the vote of 85% of outstanding shares for approval:

For	Against	Abstain	Broker Non-Votes	% of Outstanding Shares Voted For
55,951,901	40,104	16,618	1,880,720	86.73%

4.    Approval of an amendment to the Company’s Articles of Incorporation to declassify the Board of Directors, which required the vote of 85% of outstanding shares for approval:

For	Against	Abstain	Broker Non-Votes	% of Outstanding Shares Voted For
55,924,190	50,406	34,027	1,880,720	86.69%

5.    Approval of an amendment to the Company’s Articles of Incorporation to remove the 85% supermajority voting threshold on certain provisions in the Company’s Articles of Incorporation, which required the vote of 85% of outstanding shares for approval:

For	Against	Abstain	Broker Non-Votes	% of Outstanding Shares Voted For
55,954,400	33,564	20,659	1,880,720	86.73%

6.    Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2018:

For	Against	Abstain	Broker Non-Votes
56,397,518	1,477,140	14,685	0

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following documents are filed as exhibits to this report:

3.1	Amendment of Articles of Incorporation, effective as of May 23, 2018

3.2	Amended and Restated Bylaws, effective as of May 23, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: May 24, 2018	By:	/s/ Todd C. Larson
Todd C. Larson
Senior Executive Vice President and Chief Financial Officer